Exhibit 8.1
Subsidiaries of the Registrant
The following are the subsidiaries of the Registrant:

	Name	Country/ Territory
1	XPAC Sponsor LLC	Cayman
2	XProject LTD	Cayman
3	XP Holding International LLC	USA
4	XP Advisory US	USA
5	XP Holding UK Ltd	UK
6	XP Controle 3 Participações S.A.	Brazil
7	XP Investimentos S.A.	Brazil
8	XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.	Brazil
9	XP Vida e Previdência S.A. (iii)	Brazil
10	Banco XP S.A.	Brazil
11	XPE Infomoney Educação Assessoria Empresarial e Participações Ltda.	Brazil
12	Tecfinance Informática e Projetos de Sistemas Ltda.	Brazil
13	XP Corretora de Seguros Ltda.	Brazil
14	XP Gestão de Recursos Ltda.	Brazil
15	XP Finanças Assessoria Financeira Ltda.	Brazil
16	Infostocks Informações e Sistemas Ltda.	Brazil
17	XP Advisory Gestão Recursos Ltda.	Brazil
18	XP Vista Asset Management Ltda.	Brazil
19	XP Controle 4 Participações S.A.	Brazil
20	XP Investments UK LLP	UK
21	XP Private Holding UK Ltd	UK
22	XP Investments US, LLC	USA
23	XP PE Gestão de Recursos Ltda.	Brazil
24	Antecipa S.A.	Brazil
25	XP Allocation Asset Management Ltda.	Brazil
26	XP Eventos Ltda.	Brazil
27	DM10 Corretora de Seguros Ltda.	Brazil
28	XP Comercializadora de Energia Ltda.	Brazil
29	XPAC Acquisition Corp. (vi)	Cayman
30	XP Distribuidora de Títulos e Valores Mobiliários	Brazil
31	Instituto de Gestão e Tecnologia da Informação Ltda.	Brazil
32	XTage Intermediação S.A.	Brazil
33	XP Administradora de Benefícios Ltda.	Brazil
34	XP Corretora de Seguros Riscos	Brazil
35	XP Representação Seguros Ltda.	Brazil
36	Banco Modal S.A. (ii)	Brazil
37	Modal Assessoria Financeira Ltda. (ii)	Brazil
38	Modal Distribuidora de Títulos e Valores Mobiliários Ltda. (ii)	Brazil
39	Modalmais Treinamento e Desenvolvimento Ltda. (ii)(v)	Brazil
40	XP Holding Participações (ii)	Brazil
41	Eleven Serviços de Consultoria e Análise S.A. (ii)	Brazil
42	Banking and Trading Desenvolvimento de Sistemas Ltda. (“Carteira Global”) (ii)(v)	Brazil
43	Refinaria de Dados – Análise de Dados Ltda. (ii)(v)	Brazil
44	Hum Bilhão Educação Financeira Ltda. (ii)(v)	Brazil
45	Vaivoa Educação Financeira Ltda. (ii)(v)	Brazil
46	Modal As a Service S.A. (ii)	Brazil
47	Galapos Consultoria e Participações Ltda. (ii)	Brazil

48	W2D Tecnologia e Soluções Ltda. (ii)(v)	Brazil
49	XP Controle 5 Participações Ltda.	Brazil
50	XP Sports Asset Management Ltda. (ii)	Brazil
51	Carteira Online Controle de Investimentos Ltda. – ME (ii)(v)	Brazil
52	Habitat Capital Partners	Brazil
53	Aetos Energia Fundo de Investimento em Direitos Creditórios	Brazil
54	Araca Fim Cred Priv (iv)	Brazil
55	Aurea Extrema Logística Fundo de Investimento Imobiliário (iv)	Brazil
56	Correspondente Banqueiro Consignados INSS Fundo de Investimento em Direitos Creditórios – Resp Ltda (iv)	Brazil
57	Cactos Fundo de Investimento em Participações Multiestratégia Responsabilidade Limitada (iv)	Brazil
58	Consignado Público XP Fundo de Investimento em Direitos Creditórios	Brazil
59	Credit Restructuring Fundo de Investimento em Direitos Creditórios (iv)	Brazil
60	Credit Restructuring II Fundo de Investimento em Direitos Creditórios Responsabilidade Limitada (iv)	Brazil
61	Falx Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior	Brazil
62	Fundo de Investimento em Cotas Multimercado Solar (iv)	Brazil
63	Fundo de Investimento em Participações Novo Hotel Botafogo Empresas Emergentes (iv)	Brazil
64	Gladius Fundo de Investimento Multimercado Investimento no Exterior	Brazil
65	Scorpio Debentures Incentivadas Fundo de Investimento Multimercado Crédito Privado	Brazil
66	SMF Fundo de Investimento Multimercado Crédito Privado	Brazil
67	Javelin Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior	Brazil
68	Frade Fundo de Investimento em Cotas de Fundos de Investimento em Direitos Creditórios NP	Brazil
69	Frade III Fundo de Investimento em Cotas de Fundo de Investimento Multimercado Crédito Privado	Brazil
70	Coliseu Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior	Brazil
71	Makhaira Fundo de Investimento Multimercado Crédito Privado Longo Prazo (iv)	Brazil
72	NIMROD Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior	Brazil
73	XP High Yield Fund SP	Cayman
74	XP International Fund SPC - XP Multistrategy Fund SP	Cayman
75	XP Managers Fundo de Investimento em Participações Multiestratégia	Brazil
76	XP Alesia Fund SP CL Shares - Brazil Internacional Fund SPC.	Cayman
77	Newave Fundo de Investimento em Participações Multiestratégia (v)	Brazil
78	Endor Fundo de Investimento em Participações Multiestratégia Investimento no Exterior	Brazil
79	XP Phalanx CT Fund	Cayman
80	MM Macadâmia FIM CP IE (ii)	Brazil
81	MM Hedge Icon (ii)	Nassau
82	Fundo de Investimento Imobiliário Desenvolvimento 1 Modalmais	Brazil
83	Fundo de Investimento em Participações Chardonnay Capital Semente	Brazil
84	KSM Realty - Fundo de Investimento em Participações Multiestratégia	Brazil
85	Suécia I Fundo de Investimento Multimercado (ii)	Brazil
86	Suécia II Fundo de Investimento Multimercado (ii)	Brazil